SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into effective as of January 3, 2001 by and among EBIZ ENTERPRISES, INC., a Nevada corporation ("EBIZ"), JONES BUSINESS SYSTEMS, INC., a Texas corporation ("JBSI"), and JBSI ACQUISITION, INC., a Texas corporation and a wholly-owned subsidiary of EBIZ ("Merger Sub"). This Amendment is entered into in connection with the Agreement and Plan of Merger entered into as of the 17th day of November, 2000, as amended by the First Amendment to Agreement and Plan of Merger dated December 22, 2000, by and among EBIZ, JBSI and Merger Sub (the "Merger Agreement"). All terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Merger Agreement

                                    RECITALS

A. Section 3.2 of the Merger Agreement provides representations and warranties by JBSI regarding conflicts, breaches, violations and defaults.

B. The parties hereto wish to amend the Merger Agreement to except certain JBSI Material Contracts from the JBSI representations and warranties in
         Section 3.2 of the Merger Agreement.


                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 3.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

                           3.2 No Conflict, Breach or Default. The execution and delivery of this Agreement and the performance by JBSI of the terms hereof do not (a) assuming the approval of this Agreement and the transactions contemplated hereby by JBSI's stockholders, conflict with or result in a violation of the Articles of Incorporation or Bylaws or other organizational documents of JBSI or any JBSI Subsidiary, (b) violate any order, writ, judgment or decree to which JBSI or any JBSI Subsidiary is a party or is subject, or (c) except for the JBSI Material Contracts listed in items B. 10, 12, 14, 15, 16, 17 and 19 of
         Schedule 3.14 hereto, conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of JBSI or any JBSI Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, credit facility, financing agreement, or other agreement or other instrument or obligation to which JBSI or any JBSI Subsidiary is bound or by which JBSI or any JBSI Subsidiary or any of its properties or assets may be bound except, in the case of this clause (c), where such conflict, violation, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

         2. Except as otherwise amended hereby, the Merger Agreement remains in full force and effect.

         3. This Amendment may be executed in one or more counterparts and by original or facsimile signature, each of which will constitute an original and all of which together will constitute one and the same instrument.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, this Amendment has been executed by each of the parties as of the day and year first above written.

                                             EBIZ:

                                             EBIZ ENTERPRISES, INC.



                                             By:/s/ David Shaw
                                                    David Shaw
                                                    Chief Executive Officer

                                             MERGER SUB:

                                             JBSI ACQUISITION, INC.


                                             By:/s/ David Shaw
                                                    David Shaw, President

                                             JBSI:

                                             JONES BUSINESS SYSTEMS, INC.


                                             By:/s/ Bruce Parsons
                                                    Bruce Parsons, President